Exhibit 10.64

KAYAK SOFTWARE CORPORATION

SEVENTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 12,000,000 shares of Common Stock, par value $0.001 per share, of KAYAK Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held on February 7, 2012, and the stockholders of the Company, by written consent dated as of February 10, 2012 approved and authorized this Seventh Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “12,000,000” is hereby deleted and replaced with the number “13,000,000.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Seventh Amendment.